Exhibit 10.2

                          PLACEMENT AGENT AND ADVISORY
                               SERVICES AGREEMENT

This Placement Agent and Advisory Services Agreement (this "Agreement") is made as of May 8, 2007 (the "Effective Date"), by and between American Soil Technologies, Inc., a Nevada corporation (together with its subsidiaries, the "Company"), and Monarch Bay Associates, LLC, a California limited liability company ("MBA"). MBA and the Company agree as follows:

1. ENGAGEMENT OF MBA: The Company hereby engages MBA, and MBA hereby accepts such engagement, to act as:

     (a) the Company's placement agent on a non-exclusive basis with respect to finding investors (the "Investors") for an offering of the Company's capital stock in a transaction or transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with the applicable laws and regulations of any jurisdiction in which securities are sold under this Agreement (a "Private Placement"); and

     (b) the Company's advisor, on a non-exclusive basis, in identifying and introducing prospective parties to an acquisition, merger, joint venture or any other similar transaction or relationship, directly or indirectly, involving the Company (a "Transaction").

     The Company acknowledges and agrees that MBA's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by MBA to purchase the securities and does not ensure the successful placement of the securities or any portion thereof or the success of MBA with respect to securing any other financing or a Transaction on behalf of the Company. MBA will act solely as a broker with respect to identifying and negotiating with potential investors in securities that may be issued in the Private Placement and potential parties to a Transaction. MBA will not act as an underwriter in any Private Placement or Transaction.

2. MBA'S COMPENSATION: The Company hereby agrees to pay MBA fees in such amount and upon such terms and conditions contained herein upon the successful completion of a Private Placement as follows:

     (a) Success Fees. The Company will pay MBA a Success Fee, as described below, when the Company closes on a Private Placement or a Transaction during the Term (as hereinafter defined) of this Agreement or during a one-year period thereafter, so long as any purchasers of the Company's capital stock or parties to a Transaction were identified by or introduced to the Company by MBA (or are affiliates of any person so identified or introduced).

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Computation and Payment of Success Fees.

(i) PRIVATE PLACEMENTS. For each Private Placement, the Success Fee will be (x) a cash fee equal to 9% of gross proceeds raised in the Private Placement (including, without limitation, upon exercise of any warrants issued in Private Placement) and (y) warrants (the "MBA Warrants") to purchase 9% of the total number of shares of common stock issued and issuable by the Company to Investors under and in connection with the Private Placement, including (without limitation) shares issuable upon conversion or exercise of the securities sold in the Private Placement, at an exercise price equal to the purchase price of the common stock sold in the Private Placement or, in the event that securities convertible into common stock are sold in the Private Placement, the conversion price of such securities.

The cash portion of the Success Fee will be due and payable upon the closing of each Private Placement and will be payable directly to MBA from the escrow established for such closing or in such other manner as may be acceptable to MBA.

MBA Warrants will have a five year term (or such longer term as is provided in any warrants issued in the Private Placement) and will provide for cashless exercise (even if the Investors do not have such a right). MBA Warrants will have the benefit of full ratchet anti-dilution protection against issuances of securities at prices (or with conversion or exercise prices, in the case of convertible securities, warrants, options or rights) below the exercise price of MBA Warrants. MBA Warrants will not be callable or redeemable. The shares underlying MBA Warrants will be included in the first registration statement filed by the Company covering the securities issued in the Private Placement (or securities issuable upon conversion or exercise thereof). MBA Warrants will be transferable within MBA's organization, at MBA's discretion. MBA Warrants will contain such other terms and conditions no less favorable to MBA than the term and conditions of any warrants issued to the Investors in the Private Placement.

(ii) TRANSACTIONS. For each Transaction, the Success Fee will be a cash fee equal to 3% of the Total Consideration (as defined below) with respect to such Transaction. As used herein. "Total Consideration" means, with respect to any Transaction, the total value of all cash, securities, or other property paid or received, directly or indirectly, by the Company or its owners (at closing or in the future) in connection with such Transaction, including (without limitation) in respect of (i) the assumption (by contract, operation of law or otherwise) of any indebtedness or (ii) consulting, non-compete or similar agreements.

The Success Fee will be due and payable upon the closing of each Transaction and will be payable directly to MBA from the escrow established for such closing or in such other manner as may be acceptable to MBA; provided that in the case of

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any installment or contingent  payment made in respect of the  Transaction,  the
Success Fee in respect of such installment or contingent payment shall be due and payable on the date such payment is made.

3.   CERTAIN MATTERS RELATING TO MBA'S DUTIES:

     (a) MBA shall (i) assist the Company in the preparation of information documents to be shared with potential Investors and parties to Transactions (ii) identify and screen potential Investors and parties to Transactions, and (iii) perform other related duties.

     (b) MBA shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include the delivery of information to potential interested parties, conducting due diligence, and leading discussions with potential Investors and parties to Transactions.

     (c)  MBA  shall  not  engage  in  any  form  of  general   solicitation  or
          advertising in performing its duties under this Agreement. This prohibition includes, but is not limited to, any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising.

     (d) MBA is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between MBA and the Company. MBA will not hold itself out as having, and will not state to any person that MBA has, any relationship with the Company other than as an independent contractor. MBA shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

4. CERTAIN MATTERS RELATING TO COMPANY'S DUTIES:

     (a) The Company shall promptly provide MBA with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by MBA, which information shall be complete and accurate in all material respects at the time furnished.

     (b) The Company recognizes that in order for MBA to perform properly its obligations in a professional manner, it is necessary that MBA be informed of and, to the extent practicable, participate in meetings

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          and  discussions  between the Company and any third party,  including,
          without  limitation,   any  prospective  purchaser  of  the  Company's
          securities, relating to the matters covered by the terms of MBA's engagement.

     (c) The Company agrees that any report or opinion, oral or written, delivered to it by MBA is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without MBA's prior written consent, except as may be required by applicable law or regulation.

     (d) The Company represents and warrants that: (i) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company's certificate of incorporation or by-laws. Further, this Agreement and the transactions contemplated herein shall not conflict with or result in the breach of any agreement to which the Company is a party at the time the transactions contemplated herein are consummated.

5. TERM; TERMINATION OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall expire 180 days thereafter unless terminated earlier pursuant to the terms of this paragraph (the "Term"). Either party may terminate this Agreement prior to its expiration by notifying the other party in writing. Notwithstanding the foregoing, all provisions of this Agreement (including Exhibit A hereto) other than Sections 1, 3 and 4 (a) and (b) shall survive the termination or expiration of this Agreement. MBA shall be entitled to compensation under Section 2 (and payment for non-accountable expenses under Section 12) based on the completion of a Private Placement or a Transaction prior to the termination or expiration of this Agreement or during the period one year following termination so long as any Investors or party to a Transaction, as the case may be, (or any affiliate of any such person or entity) were identified by or introduced to the Company by MBA. MBA will provide to the Company within ten business days after the expiration or termination of this Agreement a list of all persons or entities identified by or introduced to the Company by MBA pursuant to this Agreement (the "Introduction List"). Within five business day following the delivery of the Introduction List to the Company, the Company will provide MBA with written notice of any objections to the inclusion of any person or entity in the Introduction List and state the basis for each objection in reasonable detail. The inclusion of a person or entity in the Introduction List shall be deemed conclusive in making a later determination as to whether a Success Fee is payable hereunder, unless the Company shall have made a timely and proper objection. The parties will cooperate to resolve the status of any person or entity as to which the Company shall have made a timely and proper objection.

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     Except as otherwise  specifically  provided for herein,  the Company  shall have no liability to MBA should the Company terminate this Agreement prior to the completion of a Private Placement or a Transaction.

6. INDEMNIFICATION. The indemnification provisions set forth in Exhibit A hereto are incorporated by reference and are a part of this Agreement.

7. NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax during the normal business hours of the party receiving such notice so long a copy of that notice is also send by certified mail, return receipt requested at the time it is transmitted by fax, five business days after being mailed by certified mail, return receipt requested or one business day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

                  (a) If to the Company, to:

                      Carl Ranno
                      12224 Montague Street
                      Pacoima, CA 91331
                      Telephone Number: (602) 493-0369
                      Fax Number:
                      E-mail: carlranno@cox.net

                  (b) If to MBA, to:

                      David   Walters,   Managing   Director
                      Monarch Bay Associates, LLC
                      30950 Rancho Viejo Rd #120
                      San Juan Capistrano, California 92675
                      Telephone Number:(949) 260-0150
                      Fax Number: (815) 301-8756
                      E-mail:

8. COMPANY TO CONTROL TRANSACTIONS. The terms and conditions under which the Company would enter into a Private Placement or a Transaction shall be at the sole discretion of the Company. Nothing in this Agreement shall obligate the Company to actually consummate a Private Placement or a Transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with a Private Placement or a Transaction.

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9.   CONFIDENTIALITY OF COMPANY INFORMATION.  MBA, and its officers,  directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, MBA agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude MBA from utilizing, subject to the terms and conditions of this Agreement, the Private
     Placement or Offering Memorandum and/or other documents prepared or approved by the Company. Further, the Company must approve the Private Placement or Offering Memorandum, being prepared by MBA, before it is mailed to prospective Investors or parties to a Transaction.

     All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and MBA shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to MBA or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If a Private Placement or a Transaction is not consummated, or if at any time the Company so requests, MBA and its representatives will return to the Company all copies of information regarding the Company in their possession.

     The provisions of this Section shall survive any termination of this Agreement.

10. PRESS RELEASES, ETC. The Company shall control all press releases or announcements to the public, the media or the industry regarding any Private Placement, Transaction or business relationship involving the Company or its affiliates. Except for communication to Investors in furtherance of this Agreement, MBA will not disclose the fact that discussions or negotiations are taking place concerning a possible Private Placement or a Transaction involving the Company, or the status or terms and conditions thereof.

11. DUE DILIGENCE: Neither the Company, nor any of its directors, officers or stockholders, should, in any way rely on MBA to perform any due diligence with respect to the Company. It is expressly understood and agreed that the Investors and parties to any Transaction will conduct their own due diligence on the Company and the opportunity.

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12.  EXPENSES,  ETC. The Company will pay to MBA a  non-accountable  expense fee equal to 2% of gross proceeds raised in each Private Placement (the "Non-Accountable Fee"), which will be used to pay MBA's travel and other expenses. The Non-Accountable Fee will be paid in the same time and manner as the Success Fee. The Company will pay all other costs and expenses incident to the issuance, offer, sale and delivery of each Private Placement and Transaction, including but are not limited to ""legal fees, printing costs, travel costs, mailing, couriers, and personal background checks.

13. COMPLIANCE WITH LAWS. MBA represents and warrants that it shall conduct itself in compliance with applicable federal and state laws. MBA represents that it is not a party to any other Agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

14. ASSIGNMENT PERMISSABLE. MBA reserves the right to assign a portion of this Agreement to one or more sub-agents with respect to any Private Placement or Transaction, subject to the prior written consent of the Company. Any approved sub-agent shall be paid a portion of Success Fees as may be determined by MBA. The Company does acknowledge that MBA may pay other consultants or agents in connection with the Private Placement(s) and Transaction(s).

15. AMENDMENTS. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

16. GOVERNING LAW; JURISDICTION. This Agreement shall be deemed to have been made in the State of California and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of California, without regard to the conflicts of laws rules of such jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement. Any controversy or claim relating to or arising from this Agreement (an "Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days notice by any party of intention to invoke arbitration, any Arbitrable Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree.

17. WAIVER. Neither MBA's nor the Company's failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by MBA or the Company of any of their respective rights or privileges under this Agreement.

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18.  SEVERABILITY. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

20. ENTIRE AGREEMENT. This Agreement (together with Exhibit A hereto) constitutes the entire agreement between the Company and MBA. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein and shall be of no further force or effect.

                                MONARCH BAY ASSOCIATES, LLC ("MBA")


                                By: /s/ David Walters
                                   ---------------------------------------------
                                       David Walters
                                Title: Managing Director


                                AMERICAN SOIL TECHNOLOGIES, INC. (the "Company")


                                By: /s/ Carl Ranno
                                   ---------------------------------------------
                                       Carl Ranno
                                Title: Chief Executive Officer

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                                    EXHIBIT A

AS TO MBA

                                 INDEMNIFICATION

     The Company agrees that it shall indemnify and hold harmless, MBA, its stockholders, members directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or MBA's performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from MBA's gross negligence or bad faith in performing such services.

     If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and MBA on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and MBA on the other, but also the relative fault of the Company and MBA; provided, however, in no event shall the aggregate contribution of MBA and/or any Indemnified Party be in excess of the net compensation actually received by MBA and/or such Indemnified Party pursuant to this Agreement.

     The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

     In the event any Indemnified Party shall incur any expenses covered by this Exhibit A, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within

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ten business days after a final, non-appealable judicial determination that such
Indemnified Party was not entitled to indemnification hereunder.

     The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of MBA's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

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